REAL PROPERTY MORTGAGE, ASSIGNMENT OF LEASES
AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING
(Dearborn County, Indiana)
THIS REAL PROPERTY MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING ("Mortgage"), dated as of February 27, 2015, is made and executed by MGPI OF INDIANA, LLC, a Delaware limited liability company ("Mortgagor"), having its principal offices at having its principal offices at 100 Commercial Street, Atchison, Kansas 66002, and WELLS FARGO BANK, NATIONAL ASSOCIATION (in its individual capacity, "Wells Fargo"), having an office at 150 South Wacker Drive, Suite 2200, Chicago, Illinois 60606, as administrative agent (Wells Fargo, in its capacity as administrative agent being hereinafter referred to as "Agent" or "Mortgagee") for Lenders (as "Lenders" is defined in the Credit Agreement defined below).
RECITALS
I.    Pursuant to the terms of a certain Second Amended and Restated Credit Agreement of even date herewith (said Second Amended and Restated Credit Agreement, together with all amendments, restatements, supplements, and modifications thereof, being hereinafter referred to as the "Credit Agreement") by and among MGPI Processing, Inc. ("MGPI"), MGPI Pipeline, Inc. ("Pipeline"), and Mortgagor (collectively with MGPI and Pipeline, "Borrowers"), MGP Ingredients, Inc. ("Parent"), Wells Fargo, as a Lender and as Administrative Agent for all Lenders, Sole Lead Arranger and Sole Book Runner, and Lenders, Lenders have agreed to make revolving loans to Borrowers and extend other financial accommodations to Borrowers in an aggregate principal amount not to exceed $80,000,000 (collectively, the "Loans"). The latest maturity date of the Loans is February 27, 2020. The terms and provisions of the Credit Agreement are hereby incorporated by reference in this Mortgage. The rate or rates of interest payable under the Credit Agreement may vary from time to time.
II.    Among other things, this Mortgage is given to secure a revolving credit facility and secures not only present indebtedness but also future advances, modifications, extensions and renewals, whether such future advances, modifications, extensions and renewals

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are obligatory or are to be made at the option of Agent or Lenders, or otherwise. The amount of indebtedness secured hereby may increase or decrease from time to time, however the maximum principal amount of such indebtedness shall not exceed the amount of $160,000,000, plus interest thereon and other costs, amounts and disbursements as provided in this Mortgage and the other Loan Documents.
GRANTING CLAUSES
To secure the payment of the indebtedness and other obligations of Mortgagor under the Credit Agreement, including, without limitation, the Obligations, and the payment of all amounts due under and the performance and observance of all covenants and conditions contained in this Mortgage, the Credit Agreement and the other Loan Document (all indebtedness and liabilities secured hereby being hereinafter sometimes referred to as the "Secured Liabilities"), Mortgagor does hereby convey, mortgage, warrant, assign, transfer, pledge and deliver to Agent and grant to Agent a security interest in all of Mortgagor's right, title and interest in and to the following described property subject to the terms and conditions herein:
(A)    The land located in Dearborn County, Indiana, legally described in attached Exhibit A ("Land");
(B)    All the buildings, structures, improvements and fixtures of every kind or nature now or hereafter situated on the Land and all machinery, appliances, equipment, furniture and all goods and other personal property of every kind or nature which now or hereafter constitute fixtures with respect to the Land, together with all extensions, additions, improvements, substitutions and replacements of the foregoing ("Improvements");
(C)    All easements, tenements, rights-of-way, vaults, gores of land, streets, ways, alleys, passages, sewer rights, water courses, water rights, timber, crops, mineral rights, development rights, utility commitments, water and wastewater taps, living unit equivalents, capital improvement project contracts, letters of credit, and utility construction agreements with any governmental authority, including municipal utility districts, or with any utility companies (and all refunds and reimbursements thereunder), and powers and appurtenances in any way belonging, relating or appertaining to any of the Land or Improvements, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired ("Appurtenances");
(D)(i)    All judgments, insurance proceeds, awards of damages and settlements which may result from any damage to all or any portion of the Land, Improvements or Appurtenances or any part thereof or to any rights appurtenant thereto;
(ii)    All compensation, awards, damages, claims, rights of action and proceeds of or on account of (a) any damage or taking, pursuant to the power of eminent domain, of the Land, Improvements or Appurtenances or any part thereof, (b) damage to all or any portion of the Land, Improvements or Appurtenances by reason of the taking, pursuant to the power of eminent domain, of all or any portion of the Land, Improvements, Appurtenances or of other property, or (c) the alteration of the grade of any street or highway on or about the Land,

Improvements, Appurtenances or any part thereof; and, except as otherwise provided herein, Agent is hereby authorized to collect and receive said awards and proceeds and to give proper receipts and acquittances therefor and, except as otherwise provided herein, to apply the same toward the payment of the Secured Liabilities; and
(iii)    All proceeds, products, replacements, additions, substitutions, renewals and accessions of and to the Land, Improvements or Appurtenances;
(E)    All rents, accounts, deposits, issues, profits, income and other benefits now or hereafter arising from or in respect of the Land, Improvements or Appurtenances (the "Rents"); it being intended that this Granting Clause shall constitute an absolute and present assignment of the Rents, subject, however, to the conditional permission given to Mortgagor to collect and use the Rents as provided in this Mortgage;
(F)    Any and all leases, licenses and other occupancy agreements now or hereafter affecting the Land, Improvements or Appurtenances, together with all security therefor and guaranties thereof and all monies payable thereunder, and all books and records owned by Mortgagor which contain evidence of payments made under such leases, licenses and other occupancy agreements and all security given therefor (collectively, the "Leases"), subject, however, to the conditional permission given in this Mortgage to Mortgagor to collect the Rents arising under the Leases as provided in this Mortgage;
(G)    Any and all after-acquired right, title or interest of Mortgagor in and to any of the property described in the preceding Granting Clauses; and
(H)    The proceeds from the sale, transfer, pledge or other disposition of any or all of the property described in the preceding Granting Clauses;
All of the mortgaged property described in the Granting Clauses is hereinafter referred to as the "Mortgaged Property." To the extent that any portion of the Mortgaged Property is goods which are, or are to become, fixtures, this Mortgage is recorded as a fixture filing, with Mortgagor as the debtor and Agent as the secured party. To the extent that any portion of the Mortgaged Property may not be deemed to be real property or fixtures, this Mortgage shall constitute a security agreement with Mortgagor as the debtor and Agent as the secured party. Mortgagor hereby grants Agent a security interest in the Mortgaged Property to the extent that it may be deemed to be personal property or fixtures.
ARTICLE ONE
COVENANTS OF MORTGAGOR
Mortgagor covenants and agrees with Agent as follows:
1.
1.1.    Performance under Credit Agreement, Mortgage and Other Loan Documents. Mortgagor shall perform, observe and comply with or cause to be performed, observed and complied with, in a complete and timely manner, all provisions hereof, of the

Credit Agreement and of every other Loan Document, in each case in accordance with the terms hereof or thereof.
1.2.    General Covenants and Representations. Mortgagor covenants, represents and warrants that as of the date hereof and at all times thereafter during the term hereof:  (a) Mortgagor is seized of an indefeasible estate in fee simple in that portion of the Mortgaged Property which is real property, and has good and absolute title to it and the balance of the Mortgaged Property free and clear of all liens, security interests, charges and encumbrances whatsoever, except for Permitted Liens (as defined in the Credit Agreement); and (b) Mortgagor will maintain and preserve the lien of this Mortgage as a first and paramount lien on the Mortgaged Property, subject only to the Permitted Liens, until all of the Secured Liabilities have been paid in full and all obligations of Agent and Lenders under the Credit Agreement have been terminated.
1.3.    Compliance with Laws and Other Restrictions. Mortgagor covenants and represents that the Land and the Improvements and the use thereof presently comply with and, except as provided in the Credit Agreement, will continue to comply with all applicable restrictive covenants, zoning and subdivision ordinances, building codes, licenses, health and environmental laws and regulations and all other applicable laws, ordinances, rules and regulations.
1.4.    Taxes and Other Charges. Mortgagor shall pay promptly when due all taxes, assessments, rates, dues, charges, fees, levies, fines, impositions, liabilities, obligations, liens and encumbrances of every kind and nature whatsoever now or hereafter imposed, levied or assessed upon or against the Mortgaged Property or any part thereof, or upon or against this Mortgage or the Secured Liabilities; provided, however, that Mortgagor may in good faith contest the validity, applicability or amount of any tax, assessment or other charge, in accordance with the terms of the Credit Agreement.
1.5.    Mechanic's and Other Liens. Except as otherwise may be provided by the Credit Agreement, Mortgagor shall not permit or suffer any mechanic's, laborer's, materialman's, statutory or other lien or encumbrance (other than any lien for taxes and assessments not yet due) to be created upon or against the Mortgaged Property; provided, however, that Mortgagor may in good faith, by appropriate proceedings, contest the validity, applicability or amount of any asserted lien, in accordance with the terms of the Credit Agreement.
1.6.    Insurance and Condemnation.
1.6.1.    Insurance Policies. Mortgagor shall, at its sole expense, obtain for, deliver to, assign to and maintain for the benefit of Agent, until the Secured Liabilities are paid in full, such policies of insurance as are required by the Credit Agreement.
1.6.2.    Adjustment of Loss; Application of Proceeds. Except as otherwise may be provided by the Credit Agreement, Agent is hereby authorized and empowered, at its option, to adjust or compromise any loss under any insurance policies covering the Mortgaged Property and to collect and receive the proceeds from any such policy or policies. The entire amount of such proceeds, awards or compensation shall be applied as provided in the Credit Agreement.
1.6.3.    Condemnation Awards. Except as otherwise may be provided by the Credit Agreement, Agent shall be entitled to all compensation, awards, damages, claims, rights of action and proceeds of, or on account of, (i) any damage or taking, pursuant to the power of eminent domain, of the Mortgaged Property or any part thereof, (ii) damage to the Mortgaged Property by reason of the taking, pursuant to the power of eminent domain, of other property, or (iii) the alteration of the grade of any street or highway on or about the Mortgaged Property. Agent is hereby authorized, at its option, to commence, appear in and prosecute in its own or in Mortgagor's name any action or proceeding relating to any such compensation, awards, damages, claims, rights of action and proceeds and to settle or compromise any claim in connection therewith. Mortgagor hereby irrevocably appoints Agent as its attorney-in-fact for the purposes set forth in the preceding sentence.
1.6.4.    Obligation to Repair. If all or any part of the Mortgaged Property shall be damaged or destroyed by fire or other casualty or shall be damaged or taken through the exercise of the power of eminent domain or other cause described in Section 1.6.3, Mortgagor shall promptly and with all due diligence restore and repair the Mortgaged Property to the extent that the proceeds, award or other compensation, or proceeds of the Loans, are made available to Mortgagor.
1.7.    Tax and Insurance Impounds. If an Event of Default occurs hereunder, and provided that a tax and insurance impound is not then being implemented by the holder of a mortgage on the Mortgaged Property which is senior to the lien of this Mortgage, then at any time thereafter upon written notice from Mortgagee to Mortgagor, Mortgagor shall, until all Secured Liabilities have been paid in full, pay to Mortgagee monthly, annually or as otherwise directed by Mortgagee an amount estimated by Mortgagee to be equal to: (a) all taxes, assessments, levies and charges imposed by any public or quasi-public authority or utility company which are or may become a lien upon the Mortgaged Property and will become due for the tax year during which such payment is so directed; and (b) premiums for fire, other hazard and mortgage insurance next due. If Mortgagee determines that amounts paid by Mortgagor are insufficient for the payment in full of such taxes, assessments, levies and/or insurance premiums, Mortgagee shall notify Mortgagor of the increased amount required for the payment thereof when due, and Mortgagor shall pay to Mortgagee such additional amount within thirty (30) days after notice from Mortgagee. All amounts so paid shall not bear interest, except to the extent and in the amount required by law. So long as there is no Default, Mortgagee shall apply said amounts to the payment of, or at Mortgagee’s sole option release said funds to Mortgagor for application to and payment of, such taxes, assessments, levies, charges and insurance premiums. If a Default exists, Mortgagee at its sole option may apply all or any part of said amounts to any Secured Liabilities and/or to cure such Default, in which event Mortgagor shall be required to restore all amounts so applied, as well as to cure any Default not cured by such application. Mortgagor hereby grants and transfers to Mortgagee a security interest in all amounts so paid and held in Mortgagee’s possession, and all proceeds thereof, to secure the payment and performance of the Secured Liabilities. Upon assignment of this Mortgage,

Mortgagee shall have the right to assign all amounts collected and in its possession to its assignee, whereupon Mortgagee shall be released from all liability with respect thereto. The existence of said impounds shall not limit Mortgagee’s rights under any other provision of this Mortgage or any other agreement, statute or rule of law. Within ninety-five (95) days following full repayment of all Secured Liabilities (other than as a consequence of a foreclosure or conveyance in lieu of foreclosure of the liens and security interests securing any Secured Liabilities), or at such earlier time as Agent in its discretion may elect, the balance of all amounts collected and in Agent’s possession shall be paid to Mortgagor, and. no other party shall have any right of claim thereto.
1.8.    Agent May Pay; Default Rate. Upon Mortgagor's failure to timely pay any amount required to be paid by Mortgagor under any provision of this Mortgage, Agent may pay the same. Mortgagor shall pay to Agent on demand the amount so paid by Agent together with interest at a rate equal to the highest rate payable under the Credit Agreement after the occurrence of an "Event of Default" as such term is defined in the Credit Agreement (the "Default Rate") and the amount so paid by Agent, together with interest, shall be added to the Secured Liabilities.
1.9.    Maintenance and Preservation of Mortgaged Property. Subject to the terms of the Credit Agreement, Mortgagor hereby covenants:
(a)    to keep the Mortgaged Property in good condition and repair, excepting ordinary wear and tear;
(b)    to restore promptly and in good workmanlike manner any portion of the Mortgaged Property which may be damaged or destroyed, unless Agent requires that all of the insurance proceeds be used to reduce the Secured Liabilities as provided in the Section hereof entitled Damages; Insurance and Condemnation Proceeds;
(c)    to comply with and not to suffer violation of any or all of the following which govern acts or conditions on, or otherwise affect the Mortgaged Property: (i) laws, ordinances, regulations, standards and judicial and administrative rules and orders; (ii) covenants, conditions, restrictions and equitable servitudes, whether public or private; and (iii) requirements of insurance companies and any bureau or agency which establishes standards of insurability;
(d)    not to commit or permit waste of the Mortgaged Property; and
(e)    to do all other acts which from the character or use of the Mortgaged Property may be reasonably necessary to maintain and preserve its value.

1.10.    Transfer or Encumbrance of the Mortgaged Property. Except as permitted by the Credit Agreement, Mortgagor shall not permit or suffer to occur any sale, assignment, conveyance, transfer, mortgage, lease or encumbrance of the Mortgaged Property, any part thereof, or any interest therein, without the prior written consent of Agent having been obtained.

1.11.    Hazardous Substances; Environmental Provisions. Mortgagor represents and warrants to Agent to its actual knowledge as follows:
(a)    Except as disclosed to Agent in writing prior to the date hereof, the Mortgaged Property is not and has not been a site for the use, generation, manufacture, storage, treatment, disposal, release or threatened release, transportation or presence of any substances which are “hazardous substances,” “hazardous wastes,” “hazardous materials” or “toxic substances” under the Hazardous Materials Laws, as defined below, and/or other applicable environmental laws, ordinances and regulations (collectively, the “Hazardous Materials”).
(b)    Except as disclosed to Agent in Schedule 4.11 to the Credit Agreement, the Mortgaged Property is in compliance with all laws, ordinances and regulations relating to Hazardous Materials (collectively, the “Hazardous Materials Laws”), including without limitation, the Clean Air Act, the Federal Water Pollution Control Act, the Federal Resource Conservation and Recovery Act of 1976, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Federal Toxic Substances Control Act and the Occupational Safety and Health Act, as any of the same may be amended, modified or supplemented from time to time, and any other applicable federal, state or local environmental laws, and any rules or regulations adopted pursuant to any of the foregoing.
(c)    Except as disclosed to Agent in Schedule 4.11 to the Credit Agreement, there are no claims or actions pending or threatened against Mortgagor or the Mortgaged Property by any governmental entity or agency, or any other person or entity, relating to any Hazardous Materials or pursuant to any Hazardous Materials Laws.
(d)    Mortgagor hereby agrees to defend, indemnify and hold harmless Agent, its directors, officers, employees, agents, successors and assigns, from and against any and all losses, damages, liabilities, claims, actions, judgments, court costs and legal or other expenses (including without limitation, attorneys’ fees and expenses) which Agent may incur as a direct or indirect consequence of the use, generation, manufacture, storage, treatment, disposal, release or threatened release, transportation or presence of Hazardous Materials in, on, under or about the Mortgaged Property. Mortgagor shall pay to Agent immediately upon demand any amounts owing under this indemnity, together with interest from the date of demand until paid in full at the highest rate of interest applicable to any Secured Liabilities. MORTGAGOR’S DUTY AND OBLIGATION TO DEFEND, INDEMNIFY AND HOLD HARMLESS AGENT SHALL SURVIVE THE CANCELLATION OF THE SECURED LIABILITIES AND THE RELEASE OR PARTIAL RELEASE OF THIS MORTGAGE.
(e)    Mortgagor shall immediately advise Agent in writing upon Mortgagor’s discovery of any occurrence or condition on the Mortgaged Property, or on any real property adjoining or in the vicinity of the Mortgaged Property, that does or could cause all or any part of the Mortgaged Property to be contaminated with any Hazardous

Materials or otherwise be in violation of any Hazardous Materials Laws, or cause the Mortgaged Property to be subject to any restrictions on the ownership, occupancy, transferability or use thereof under any Hazardous Materials Laws.
1.12.    Further Assurances. At any time and from time to time, upon Agent's request, Mortgagor shall make, execute and deliver, or cause to be made, executed and delivered, to Agent, and where appropriate shall cause to be recorded, registered or filed, and from time to time thereafter to be re-recorded, re-registered and refiled at such time and in such offices and places as shall be deemed reasonably necessary by Agent, any and all such further mortgages, security agreements, financing statements, instruments of further assurance, certificates and other documents as Agent may consider reasonably necessary in order to effectuate or perfect, or to continue and preserve the obligations under, this Mortgage.
1.13.    Assignment of Rents. The assignment of Rents contained in Section (E) of the Granting Clauses of this Mortgage shall be fully operative without any further action on the part of either party, and, specifically, Agent shall be entitled, at its option, upon the occurrence of an Event of Default hereunder, to all Rents from the Mortgaged Property, whether or not Agent takes possession of the Mortgaged Property. Such assignment and grant shall continue in effect until the Secured Liabilities are paid in full and all obligations of Agent and Lenders under the Credit Agreement have been terminated, the execution of this Mortgage constituting and evidencing the irrevocable consent of Mortgagor to the entry upon and taking possession of the Mortgaged Property by Agent pursuant to such grant, whether or not foreclosure proceedings have been instituted. Notwithstanding the foregoing, so long as no Event of Default has occurred and be continuing, Mortgagor shall have the right and authority to continue to collect the rents, income and other benefits from the Mortgaged Property as they become due and payable but not more than thirty (30) days prior to the due date thereof.
1.14.    After-Acquired Property. To the extent permitted by, and subject to, applicable law, the lien of this Mortgage shall automatically attach, without further act, to all property hereafter acquired by Mortgagor located in or on, or attached to, or used or intended to be used in connection with, or with the operation of, the Mortgaged Property or any part thereof.
1.15.    Leases Affecting Mortgaged Property. Mortgagor shall comply with and perform in a complete and timely manner all of its obligations as landlord under all leases affecting the Mortgaged Property or any part thereof. The assignment contained in Sections (E) and (F) of the Granting Clauses shall not be deemed to impose upon Agent any of the obligations or duties of the landlord or Mortgagor provided in any lease.
1.16.    Execution of Leases. Except as permitted by the Credit Agreement, Mortgagor shall not permit any leases to be made of the Mortgaged Property, or to be modified in any material respect (i.e. affecting the rent or other payments, length of term, identity of tenant, or substantially affect the landlord’s or tenant’s obligations thereunder), terminated, extended or renewed, without the prior written consent of Agent, which consent shall not be unreasonably withheld.

1.17.    Fixture Filing. Mortgagor and Agent agree that this Mortgage shall be effective from the date of its recording as a fixture filing with respect to all goods and other personal property constituting a part of the Mortgaged Property which are or are to become fixtures related to the real estate described herein. For this purpose, the following information is set forth:
(a)    Name and Address of debtor:
MGPI of Indiana, LLC
100 Commercial Street
Atchison, Kansas 66002

(b)    Name and Address of secured party:
Wells Fargo Bank, National Association
150 South Wacker Drive, Suite 2200
Chicago, Illinois 60606

(c)    This document covers goods and personal property which are or are to become fixtures.
(d)    The name of the record owner is "MGPI of Indiana, LLC".
(e)    The real estate to which such fixtures are or are to be attached is that described in Exhibit A attached hereto.
ARTICLE TWO
DEFAULTS
2.
2.1.    Event of Default. The term "Event of Default," wherever used in this Mortgage, shall mean the occurrence of an "Event of Default" under and as defined in the Credit Agreement or any of the other Loan Documents.
ARTICLE THREE
REMEDIES
3.
3.1.    Acceleration of Maturity. If an Event of Default shall have occurred and be continuing, Agent may declare the Secured Liabilities to be immediately due and payable, and upon such declaration, the Secured Liabilities shall immediately become and be due and payable without further demand or notice.
3.2.    Agent's Power of Enforcement. If an Event of Default shall have occurred and be continuing, Agent may, either with or without entry or taking possession as provided in this Mortgage or otherwise, and without regard to whether or not the Secured

Liabilities shall have been accelerated, and without prejudice to the right of Agent thereafter to bring an action of foreclosure or any other action for any Event of Default existing at the time such earlier action was commenced or arising thereafter, proceed by any appropriate action or proceeding: (a) to enforce payment of the Secured Liabilities or the performance of any term hereof or any of the other Loan Documents; (b) to foreclose this Mortgage and to have sold, as an entirety or in separate lots or parcels, the Mortgaged Property; and (c) to pursue any other remedy available to it. Agent may take action either by such proceedings or by the exercise of its powers with respect to entry or taking possession, or both, as Agent may determine.
3.3.    Agent's Right to Enter and Take Possession, Operate and Apply Income.
(a)    If an Event of Default shall have occurred and be continuing, (i) Mortgagor, upon demand of Agent, shall forthwith surrender to Agent the actual possession of the Mortgaged Property, and to the extent permitted by law, Agent itself, or by such officers or agents as it may appoint, is hereby expressly authorized to enter and take possession of all or any portion of the Mortgaged Property and may exclude Mortgagor and its agents and employees wholly therefrom and shall have joint access with Mortgagor to the books, papers and accounts of Mortgagor; and (ii) notwithstanding the provisions of any Lease or other agreement to the contrary, Mortgagor shall pay monthly in advance to Agent, on Agent's entry into possession, or to any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of such part of the Mortgaged Property as may be in possession of Mortgagor, or any entity affiliated with or controlled by Mortgagor, and upon default in any such payment Mortgagor shall vacate and surrender possession of such part of the Mortgaged Property to Agent or to such receiver, and in default thereof Mortgagor may be evicted by summary proceedings or otherwise.
(b)    If Mortgagor shall for any reason fail to surrender or deliver the Mortgaged Property or any part thereof after Agent's demand, Agent may obtain a judgment or decree conferring on Agent the right to immediate possession or requiring Mortgagor to deliver immediate possession of all or part of the Mortgaged Property to Agent, to the entry of which judgment or decree Mortgagor hereby specifically consents. Mortgagor shall pay to Agent, upon demand, all costs and expenses of obtaining such judgment or decree, including reasonable attorneys' fees and reasonable compensation to Agent, its attorneys and agents, and costs of collection, including those for support staff, process service, depositions, and amounts expended in litigation preparation and computerized research, and all such costs, expenses and compensation shall, until paid, be secured by the lien of this Mortgage.
(c)    Upon every such entering upon or taking of possession, Agent, to the extent permitted by law, may hold, store, use, operate, manage and control the Mortgaged Property and conduct the business thereof.

3.4.    Leases. If Agent so elects, Agent is authorized to foreclose this Mortgage subject to or prior to the rights, if any, of any or all tenants of the Mortgaged Property. Agent may elect to foreclose the rights of some subordinate tenants while foreclosing subject to the rights of other subordinate tenants.
3.5.    Purchase by Agent. Upon any foreclosure sale, Agent may bid for and purchase all or any portion of the Mortgaged Property and, upon compliance with the terms of the sale, may hold, retain and possess and dispose of such property in its own absolute right without further accountability.
3.6.    Application of Foreclosure Sale Proceeds. To the extent permitted by applicable law, the proceeds of any foreclosure sale of the Mortgaged Property or any part thereof received by Agent shall be applied by Agent to the Secured Liabilities in such order and manner as Agent may elect.
3.7.    Application of Indebtedness Toward Purchase Price. Upon any foreclosure sale, Agent may apply any or all of the Secured Liabilities to the price paid by Agent at the foreclosure sale.
3.8.    Waiver of Appraisement, Valuation, Stay and Extension. To the full extent permitted by law, that in case of an Event of Default, neither Mortgagor nor anyone claiming through or under it will set up, claim or seek to take advantage of any redemption, reinstatement, appraisement, valuation, stay or extension laws now or hereafter in force, or take any other action which would prevent or hinder the enforcement or foreclosure of this Mortgage or the absolute sale of the Mortgaged Property or the final and absolute putting into possession thereof, immediately after such sale, of the purchaser thereat. Mortgagor, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may lawfully so do, the benefit of all such laws, and any and all right to have the assets comprising the Mortgaged Property marshalled upon any foreclosure of the lien hereof and agrees that Agent or any court having jurisdiction to foreclose such lien may sell the Mortgaged Property in part or as an entirety. Mortgagor to the full extent permitted by law hereby voluntarily and knowingly waives its rights to redemption allowed under I.C. 32-29-7-7.
3.9.    Receiver ‑ Mortgagee in Possession. If an Event of Default shall have occurred and be continuing, Agent, to the extent permitted by law and without regard to the value of the Mortgaged Property or the adequacy of the security for the Secured Liabilities, shall be entitled as a matter of right and without any additional showing or proof, at Agent's election, to either the appointment by the court of a receiver (without the necessity of Agent posting a bond), the cost associated therewith to be paid by Mortgagor, to enter upon and take possession of the Mortgaged Property and to collect all Rents thereof and apply the same as the court may direct or to be placed by the court into possession of the Mortgaged Property as mortgagee in possession with the same power herein granted to a receiver and with all other rights and privileges of a mortgagee in possession under law. The right to enter and take possession of and to manage and operate the Mortgaged Property, and to collect all Rents thereof, whether by a receiver or otherwise, shall be cumulative to any other right or remedy hereunder or afforded by law and may be exercised concurrently therewith or independently thereof. Agent shall be liable to account only for such Rents actually received by Agent, whether received pursuant to this Section 3.9 or Section 3.3. Notwithstanding the appointment of any receiver or other custodian, Agent shall be entitled as pledgee to the possession and control of any cash, deposits or instruments at the time held by, or payable or deliverable under the terms of this Mortgage to Agent.
3.10.    Mortgagor to Pay the Secured Liabilities in Event of Default; Application of Monies by Agent.
(a)    Upon occurrence and continuance of an Event of Default, Agent shall be entitled to sue for and to recover judgment against Mortgagor for the Secured Liabilities due and unpaid together with costs and expenses, including, without limitation, the reasonable compensation, expenses and disbursements of Agent's agents, attorneys and other representatives, either before, after or during the pendency of any proceedings for the enforcement of this Mortgage; and the right of Agent to recover such judgment shall not be affected by any taking of possession or foreclosure sale hereunder, or by the exercise of any other right, power or remedy for the enforcement of the terms of this Mortgage, or the foreclosure of the lien hereof.
(b)    In case of a foreclosure sale of all or any part of the Mortgaged Property and of the application of the proceeds of sale to the payment of the Secured Liabilities, Agent shall be entitled to enforce all other rights and remedies under the Loan Documents.
(c)    Mortgagor hereby agrees, to the extent permitted by law, that no recovery of any judgment by Agent under any of the Loan Documents, and no attachment or levy of execution upon any of the Mortgaged Property or any other property of Mortgagor, shall (except as otherwise provided by law) in any way affect the lien of this Mortgage upon the Mortgaged Property or any part thereof or any lien, rights, powers or remedies of Agent hereunder, but such lien, rights, powers and remedies shall continue unimpaired as before until the Secured Liabilities are paid in full.
(d)    Any monies collected or received by Agent under this Section 3.10 shall be applied to the payment of compensation, expenses and disbursements of the agents, attorneys and other representatives of Agent, and the balance remaining shall be applied to the payment of the Secured Liabilities, in such order and manner as Agent may elect or as set forth in the Credit Agreement, and any surplus, after payment of all the Secured Liabilities, shall be paid to Mortgagor.
3.11.    Uniform Commercial Code Remedies. Upon the occurrence and during this continuance of an Event of Default, Agent may also exercise any or all of the remedies available to a secured party under the Uniform Commercial Code with respect to any Mortgaged Property subject to the Uniform Commercial Code.

3.12.    Remedies Cumulative. No right, power or remedy conferred upon or reserved to Agent or Lenders by the Credit Agreement, this Mortgage or any other Loan Document or any other instrument evidencing or securing the Secured Liabilities is exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder or under the Credit Agreement or any other Loan Document or any other instrument evidencing or securing the Secured Liabilities, or now or hereafter existing at law, in equity or by statute.
ARTICLE FOUR
MISCELLANEOUS PROVISIONS
4.
4.1.    Successors and Assigns Included in Parties. Whenever Mortgagor, Agent or Lenders are named or referred to herein, successors and assigns of such person or entity shall be included, and all covenants and agreements contained in this Mortgage shall bind the successors and assigns of Mortgagor, including any subsequent owner of all or any part of the Mortgaged Property and inure to the benefit of the successors and assigns of Agent and Lenders and any other beneficiary of this instrument.
4.2.    Notices. All notices, requests, reports, demands or other instruments required or contemplated to be given or furnished under this Mortgage to Mortgagor or Agent shall be directed to Mortgagor or Agent, as the case may be, in the manner and at the addresses for notice set forth in the Credit Agreement.
4.3.    Headings. The headings of the articles, sections, paragraphs and subdivisions of this Mortgage are for convenience only, are not to be considered a part hereof, and shall not limit, expand or otherwise affect any of the terms hereof.
4.4.    Invalid Provisions. In the event that any of the covenants, agreements, terms or provisions contained in this Mortgage shall be invalid, illegal or unenforceable in any respect, the validity of the remaining covenants, agreements, terms or provisions contained herein (or the application of the covenant, agreement, term held to be invalid, illegal or unenforceable, to persons or circumstances other than those in respect of which it is invalid, illegal or unenforceable) shall be in no way affected, prejudiced or disturbed thereby.
4.5.    Changes. Neither this Mortgage nor any term hereof may be released, changed, waived, discharged or terminated orally, or by any action or inaction, but only by an instrument in writing signed by the party against which enforcement of the release, change, waiver, discharge or termination is sought.
4.6.    Governing Law. The validity and interpretation of this Mortgage shall be governed by and in accordance with the internal laws of the State of Indiana, without regard to conflicts of law principles.

4.7.    Limitation of Interest. The provisions of the Credit Agreement regarding the payment of lawful interest are hereby incorporated herein by reference.
4.8.    Future Advances. This Mortgage is given to secure not only existing indebtedness, but also future advances (whether such advances are obligatory or are to be made at the option of Agent or Lenders, or otherwise) made by Agent or Lenders under the Credit Agreement, to the same extent as if such future advances were made on the date of the execution of this Mortgage. The total amount of indebtedness that may be so secured may decrease or increase from time to time, but the maximum principal amount of all indebtedness secured hereby shall, in no event, exceed $160,000,000, exclusive of interest thereon, and other costs, amounts and disbursements as provided herein and in the other Loan Documents.
4.9.    Last Dollar. The lien of this Mortgage shall remain in effect until the last dollar of the Secured Liabilities is paid in full and all obligations of Agent and Lenders under the Credit Agreement have been terminated.
4.10.    Release. Upon full payment and satisfaction of the Secured Liabilities and the termination of all obligations of Agent and Lenders under the Credit Agreement, Agent shall issue to Mortgagor an appropriate release or satisfaction in recordable form.
4.11.    Time of the Essence. Time is of the essence with respect to this Mortgage and all the provisions hereof.
4.12.    Credit Agreement. The Loans are governed by terms and provisions set forth in the Credit Agreement and in the event of any conflict between the terms of this Mortgage and the terms of the Credit Agreement, the terms of the Credit Agreement shall control.
4.13.    Multisite Real Estate Transaction. Mortgagor acknowledges that this Mortgage is one of a number of other mortgages and security documents that secure the Secured Liabilities. Mortgagor agrees that the lien of this Mortgage shall be absolute and unconditional and shall not in any manner be affected or impaired by any acts or omissions whatsoever of Agent and without limiting the generality of the foregoing, the lien hereof shall not be impaired by any acceptance by Agent of any security for or guarantees of any of the Secured Liabilities, or by any failure, neglect or omission on the part of the Agent to realize upon or protect the Secured Liabilities or any collateral security therefor including the other mortgages and security documents. The lien hereof shall not in any manner be impaired or affected by any release (except as to the property released), sale, pledge, surrender, compromise, settlement, renewal, extension, indulgence, alteration, change, modification or disposition of any of the Secured Liabilities or any of the collateral security therefor, including the other mortgages and security documents or of any guarantee thereof, and Agent may at its discretion foreclose or exercise any other remedy available to it under any or all of the other mortgages and other security documents without first exercising or enforcing any of its rights and remedies hereunder. Such exercise of Agent rights and remedies under any or all of the other mortgages and other security documents shall not in any manner impair the Secured Liabilities or the lien of this Mortgage and any exercise of the rights or remedies of Agent shall not impair the lien of any other mortgages and other security documents or any of Agent rights and remedies thereunder. Mortgagor specifically consents and agrees that Agent may exercise its rights and remedies hereunder and under the other mortgages and other security documents separately or concurrently and in any order that it may deem appropriate and Mortgagor waives any rights of subrogation until such time as Agent has been paid in full.

THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, Mortgagor has caused this Mortgage to be executed by its duly authorized officer as of the day and year first above written.

MGPI OF INDIANA, LLC, a Delaware limited liability company By /s/ /Don Tracy Print Name Don Tracy Its CFO

Signature Page to Mortgage (Dearborn County, Indiana)

ACKNOWLEDGMENT
STATE OF     KANSAS    )
)  SS
COUNTY OF    ATCHISON    )

I, __Patti D. Scholz________________, a Notary Public in and for and residing in said County and State, DO HEREBY CERTIFY THAT __Don Tracy______________, the _____CFO_______ of MGPI OF INDIANA, LLC, a Delaware limited liability company, personally known to me to be the same person whose name is subscribed to the foregoing instrument appeared before me this day in person and acknowledged that __he signed and delivered said instrument as his_ own free and voluntary act and as the free and voluntary act of said limited liability company for the uses and purposes therein set forth.
GIVEN under my hand and notarial seal this __25_ day of__February__, 2015.
/s/ Patti D. Scholz __________________________________
Notary Public
Patti D. Scholz
Printed Name of Notary Public

My Commission Expires:
06/06/2016

My County of Residence:
Atchison

I affirm, under the penalties for perjury, that I have taken reasonable care to redact each Social Security Number in this document, unless required by law.

Jami L. Brodey, Esq.

THIS INSTRUMENT PREPARED BY AND AFTER RECORDING RETURN TO: Jami L. Brodey, Esq., Goldberg Kohn Ltd., 55 East Monroe Street, Suite 3300, Chicago, Illinois 60603.

EXHIBIT A

Legal Description
Real property in the City of ___________, County of Dearborn, State of Indiana, described as follows:

Address:    ________________________________________
PINs:         ________________________________________

Acknowledgment Page to Mortgage (Dearborn County, Indiana)